UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 24, 2009

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 24, 2009, the Nuclear Regulatory Commission (the “NRC”) announced that it is removing Palo Verde Nuclear Generating Station (“Palo Verde”) Unit 3 from the “multiple/repetitive degraded cornerstone” column of the NRC’s Action Matrix (“Column 4”), removing Units 1 and 2 from the “one degraded cornerstone” column (“Column 3”), and returning all three units of the plant to routine inspection and oversight by the NRC. This notification follows the NRC’s completion of its inspections of the corrective actions taken by Palo Verde to address performance deficiencies that caused the NRC to place Unit 3 into Column 4 and Units 1 and 2 into Column 3. The NRC has closed the confirmatory action letter that outlined the performance deficiencies and associated corrective actions.

El Paso Electric Company owns a 15.8% interest, or approximately 633 MW, in the three nuclear generating units at Palo Verde.

For additional information, see “Business – Facilities – Palo Verde Station” in Item 1 of El Paso Electric Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

El Paso Electric Company

Dated: March 24, 2009	By:	/s/ GARY D. SANDERS
	Name:	Gary D. Sanders
	Title:	Senior Vice President and General Counsel

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